SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 22, 2000

Delta Financial Corporation (Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12109 (Commission File Number)	11-33336165 (IRS Employer ID Number)

1000 Woodbury Road, Suite 200, Woodbury, New York (Address of principal executive offices)	11797-9003 (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

          On December 22, 2000, Delta Financial Corporation (the “Company”) consummated the exchange offer (the “Exchange Offer”) of its 9½% Senior Notes due 2004 (the “Old Notes”) for its newly issued 9½% Senior Secured Notes due 2004 (the “Secured Notes”) and warrants (The "Warrants") to purchase shares of the Company’s common stock. The Exchange Offer expired on December 21, 2000 at 5:00 p.m. New York City time. Holders of approximately $148,000,000 in principal amount of the Old Notes exchanged their Old Notes for approximately $148,000,000 in principal amount of Secured Notes and Warrants to purchase approximately 1,569,000 shares of the Company’s common stock.

The Company will promptly issue certificates evidencing the Secured Notes and Warrants to the record holders of Old Notes who participated in the Exchange Offer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

           None.

(b) Pro Forma Financial Statements

           None.

(c) Exhibits

Exhibit No.           Exhibit

99.1                       Press release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTA FINANCIAL CORPORATION By: /s/ Marc E. Miller Name: Marc E. Miller Title: Senior Vice President and Secretary

Dated December 22, 2000.